Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT ("Registration Agreement") is entered as of July 27, 2016 by and between Jupiter Gold Corporation, a Marshall Islands corporation ("Jupiter Gold"), and Brazil Minerals, Inc., a Nevada, United States of America corporation ("Brazil Minerals").

WITNESSETH:

WHEREAS, Brazil Minerals and Jupiter Gold are simultaneously entering into and consummating a Stock Purchase and Sale Agreement of even date herewith pursuant to which Jupiter Gold is issuing to Brazil Minerals 4,000,000 shares of Jupiter Gold's common stock (the "Registrable Shares");

WHEREAS, Brazil Minerals may periodically want to sell some or all of the Registrable Shares;

WHEREAS, the non-interested directors on the Board of Directors of Jupiter Gold have unanimously approved this Registration Agreement and the interested director has abstained from such vote having disclosed his interest in the transaction; and

WHEREAS, the non-interested directors on the Board of Directors of Brazil Minerals have unanimously approved this Registration Agreement and the interested director has abstained from such vote having disclosed his interest in the transaction.

NOW THEREFORE, for and in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

1.	Piggyback Registration Rights.

(a)                 Right to Piggyback.  Whenever Jupiter Gold proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act") and the registration form to be used may be used for the registration and contemplated disposition of Registrable Securities (a "Piggyback Registration"), Jupiter Gold will give prompt written notice to Brazil Minerals of its intention to effect such a registration so that such notice is received by Brazil Minerals at least twenty (20) days before the anticipated filing date.  Jupiter Gold will include in such registration all Registrable Securities with respect to which Jupiter Gold has received a written request for inclusion therein subject to any limitations on the number of shares that may be registered for resale that may be imposed by law, including positions of the staff of the Securities and Exchange Commission (the "Commission").

Exhibit 10.2 -- Page 1

(b) Piggyback Expenses.  In connection with each Piggyback Registration, all of the expenses incurred in compliance with Section 1(a), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Jupiter Gold and blue sky fees and expenses will be paid by Jupiter Gold and Brazil Minerals shall pay all of the underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Brazil Minerals attributable to the sale of its securities pursuant to the Piggyback Registration.

(c) Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of Jupiter Gold, and the managing underwriters advise Jupiter Gold in writing that in their opinion the distribution of the Registrable Securities to be included concurrently with the securities being registered on behalf of Jupiter Gold would materially adversely affect the distribution of such securities by Jupiter Gold, Jupiter Gold will include in such registration (i) first, the securities Jupiter Gold proposes to sell, (ii) second, the Registrable Securities; and (iii) third, any other securities requested to be included in such registration.

2.	Holdback Agreements.

(a)            Brazil Minerals agrees not to effect any public sale or distribution of equity securities of Jupiter Gold, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the 90 day period beginning on the effective date of any underwritten Piggyback Registration in which Brazil Minerals participates (except as part of such underwritten registration or with the consent of the managing underwriter).

(b)            Jupiter Gold agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the 90 day period beginning on the effective date of any underwritten Piggyback Registration (except (A) as part of such underwritten registration, (B) with the consent of the managing underwriter or (C) pursuant to registrations on Form S 8 or any other similar form for employee benefit plans), and (ii) to use its reasonable best efforts to cause each holder of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, purchased from Jupiter Gold at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted or with the consent of the managing underwriter).

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3. Registration Procedures.  Whenever Brazil Minerals has requested that any Registrable Securities be registered pursuant to this Registration Agreement, Jupiter Gold will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto Jupiter Gold will as expeditiously as possible:

(a) prepare and file with the Commission a registration statement with respect to such Registrable Securities, which registration statement will state that Brazil Minerals may sell such Registrable Securities either under such registration statement or, at Brazil Minerals' proper request, pursuant to Rule 144 (or any similar rule then in effect), and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, Jupiter Gold will furnish to the counsel selected by Brazil Minerals copies of all such documents proposed to be filed, which documents will be subject to the review and approval of such counsel);

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period set forth in Section 3(k) hereof and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) furnish to Brazil Minerals such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as Brazil Minerals may reasonably request in order to facilitate the disposition of the Registrable Securities;

(d) use its best efforts to register or qualify such Registrable Securities covered by such registration under such other securities or blue sky laws of such jurisdictions as Brazil Minerals reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Brazil Minerals to consummate the disposition in such jurisdictions of the Registrable Securities as requested by Brazil Minerals (provided that Jupiter Gold will not be required to  qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection,  subject itself to taxation in any such jurisdiction, or  consent to general service of process in any such jurisdiction);

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(e) notify Brazil Minerals at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any fact necessary to make the statements therein not misleading, and, Jupiter Gold will prepare a supplement or amendment to such prospectus so that, such prospectus (or any document incorporated therein by reference) will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f) cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by Jupiter Gold are then listed or quoted;

(g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as Brazil Minerals reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, using its best efforts to effect a stock split or a combination of shares);

(i) make available for inspection by Brazil Minerals, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of Jupiter Gold, and cause Jupiter Gold's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12 month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold and (ii) beginning with the first month of Jupiter Gold's first fiscal quarter commencing after the effective date of the registration statement, which statements shall cover said 12 month periods; and

(k) keep each registration statement effective for a period of one year after the effective date of such registration statement.

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4 Indemnification.  In the event of any registration under the provisions of this Registration Agreement, Jupiter Gold, to the extent permitted by law, will indemnify Brazil Minerals, its officers and directors, if any, and each person, if any, who controls Brazil Minerals within the meaning of Section 15 of the Securities Act, against all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the registration statement or prospectus (and as amended or supplemented if Jupiter Gold shall have furnished any amendments or supplements thereto), or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse Brazil Minerals, its officers and directors and any person, if any, who controls Brazil Minerals within the meaning of Section 15 of the Securities Act, against any legal or other expenses reasonably incurred by Brazil Minerals or such officer, director or person in connection with investigating or defending any such losses, claims, damages and liabilities, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission contained in information furnished in writing to Jupiter Gold by such person participating in such registration or by underwriters expressly for use therein.  The obligation of Jupiter Gold under this Registration Agreement to register securities for Brazil Minerals shall be subject to the condition that each Brazil Minerals and the underwriters involved in the offering shall furnish to Jupiter Gold in writing such information as shall be reasonably requested by Jupiter Gold for use in connection with the preparation of any such registration statement or prospectus and, to the extent permitted by law, shall indemnify Jupiter Gold, its directors and officers, any other underwriter, the other persons participating in such registration and each person, if any, who controls Jupiter Gold, any other underwriter, within the meaning of Section 15 of the Securities Act, against all losses, claims, damages and liabilities caused by any untrue statement or omission contained in information so furnished in writing to Jupiter Gold by such person or such underwriter expressly for use therein.

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5. Contribution.  If the indemnification provided for in this Registration Agreement from the indemnifying party is unavailable as a matter of law or public policy to any indemnified party hereunder in respect of any losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party under this Registration Agreement as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein.

6.  Termination.  The registration rights provided in this Registration Agreement shall terminate when Brazil Minerals can immediately sell all of the Registrable Shares in a single sale pursuant to Rule 144 under the Securities Act.

7.            This Registration Agreement may only be amended by a written instrument executed by both Jupiter Gold and Brazil Minerals.

8.            This Registration Agreement may be executed in two identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one (1) agreement.

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IN WITNESS WHEREOF, Jupiter Gold and Brazil Minerals have executed this Registration Agreement as of July 27, 2016.

JUPITER GOLD CORPORATION

By: /s/ Marc Fogassa
Name: Marc Fogassa
Title: CEO

Acknowledgment:	/s/ Paul Durand
Paul Durand
Secretary and Director
Jupiter Gold Corporation

BRAZIL MINERALS, INC.

By: /s/ Marc Fogassa
Name: Marc Fogassa
Title: CEO

Acknowledgment:	/s/ Roger Noriega
Roger Noriega
Director
Brazil Minerals, Inc.

Exhibit 10.2 -- Page 7